Media Investors Ancel Martinez Jim Rowe 415-222-3858 415-396-8216 Wells Fargo Reports January Retail Banking Customer Activity SAN FRANCISCO, February 17, 2017 – Wells Fargo & Company (NYSE: WFC) today reported Retail Banking customer activity data for January 2017. Tim Sloan, President and Chief Executive Officer noted, “Today’s update on Retail Banking trends is part of our ongoing commitment to transparency. We remain focused on meeting our customers’ financial needs by providing great service and quality products, and we’re pleased that our customer experience survey scores increased for the third consecutive month. We will provide our next update on customer activity trends in March.” Mary Mack, head of Community Banking, added, “After factoring in day count differences and typical seasonality, trends were relatively stable in January and within our expectations. We have made good progress, including rolling out our new Retail Banking incentive compensation program in January, but we have more work ahead as we remain focused on strengthening our relationships with existing customers and building new ones with potential customers.”

Page 2 of 4 Key Takeaways Customer Interactions  Total branch interactions were down 12% from December, which is typically a month with higher levels of teller activity, and down 4% from January 2016 (year-over-year “YoY”) Deposit Balances and Accounts  Average consumer and small business deposit balances were stable from December 2016 (linked month “LM’) and up 7% YoY  Consumer checking account opens were up 18% LM due to typical seasonality, but down 0.2 million, or 31%, YoY  Customer-initiated consumer checking account closures were up 1% LM and 4% YoY  Primary consumer checking customers of 23.4 million, down modestly LM, but up 2.6% YoY Debit and Credit Cards  Customers continued to actively use their debit and credit cards o Point-of-sale debit card transactions were down 10% LM consistent with the typical seasonal slowdown after the holidays, but were up 5% YoY o Consumer credit card purchase volume was down 19% LM, consistent with the typical slowdown after the holidays, but was up 7% YoY; consumer credit card balances outstanding were down 2% LM, but were up 7% YoY  New consumer credit card applications were up 8% LM due to typical seasonality, but down 0.2 million, or 47%, YoY  Point-of-sale active consumer credit card accounts of 7.7 million, down 4% LM, but up 6% YoY Customer Experience Surveys  Customer loyalty scores were up for the third consecutive month, but were down YoY  Survey results of overall satisfaction with most recent visit were 77.2% in January 2017, up from 76.4% in December 2016, and down slightly from 77.8% in January 2016

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(in millions, unless otherwise noted)		Jan 2017	Dec 2016	Jan 2016	Jan 2017 change from: Dec 2016	Jan 2016
Customer Interactions [1]						
Total Branch Interactions		48.9	55.3	50.9	-12%	-4%
Teller Transactions		46.0	52.3	47.5	-12%	-3%
Branch Banker Interactions		2.9	2.9	3.4	0%	-14%
Total Phone Banker Interactions		9.2	9.6	8.5	-5%	8%
Total Digital (Online and Mobile) Secure Sessions		469.9	479.2	459.0	-2%	2%
Total Digital (Online and Mobile) Active Customers [2]		27.6	27.3	26.8	1%	3%
Consumer Checking Account Opens		0.3	0.3	0.5	18%	-31%
Consumer Checking Account Customer-Initiated Closures [3]		0.2	0.2	0.2	1%	4%
Deposit Balances and Accounts						
Consumer and Small Business Banking Deposits *(period end, $ in billions)* [4]		$ 750.4	$ 760.6	$ 709.9	-1%	6%
Consumer and Small Business Banking Deposits *(average, $ in billions)* [4]		$ 754.0	$ 753.8	$ 706.2	0%	7%
Primary Consumer Checking Customers [5]		23.4	23.5	22.8	0%	3%
Primary Consumer Checking Customers YoY Growth [5]		2.6%	3.0%	5.1%		
Debit Cards (Consumer and Business)						
Point-of-Sale Active Cards		25.7	26.2	25.6	-2%	1%
Point-of-Sale Transactions		630.5	698.0	598.1	-10%	5%
Consumer Credit Cards [6]						
Point-of-Sale Active Accounts		7.7	8.0	7.2	-4%	6%
Applications		0.2	0.2	0.4	8%	-47%
Balances *(period end, $ in billions)*	$	27.6	$ 28.3	$ 25.7	-2%	7%
Purchase Volume *($ in billions)*	$	5.4	$ 6.6	$ 5.0	-19%	7%
Customer Experience Survey Scores with Branch						
Customer Loyalty		56.9%	55.5%	61.1%		
Overall Satisfaction with Most Recent Visit		77.2%	76.4%	77.8%		
Business Days		20	21	19		

Percentage changes are calculated using whole numbers. If the % change were based on the rounded amounts presented, it would produce a different result for Branch Banker Interactions, Total Phone Banker Interactions, Consumer Checking Account Opens, Consumer Checking Account Customer-Initiated Closures, Debit Card Point-of-Sale Active Cards, Consumer Credit Card Point-of-Sale Active Accounts, Consumer Credit Card Applications and Consumer Credit Card Purchase Volume, but all differences are attributable to rounding. (1) A customer communication or transaction qualifies as a customer traffic interaction, which is consistent with the definition used by management for each customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the Company's Retail Banking business. (2) Primarily includes retail banking, consumer lending, small business and business banking customers. (3) Does not include accounts closed by the bank. (4) Period-end and average deposits for January 2017 included $1.8 billion and $2.1 billion, respectively, and December 2016 included $1.2 billion and $2.5 billion, respectively, of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment. (5) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (6) Credit card metrics shown in the table are for general purpose cards only.

Page 4 of 4 Conference Call The Company will host a live conference call on Friday, February 17, at 9 a.m. PT (12 p.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/events/ and https://engage.vevent.com/rt/wells_fargo_ao~68962498. A replay of the conference call will be available beginning at 11:30 a.m. PT (2:30 p.m. ET) on February 17 through Friday, March 3. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID 68962498#. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/events/ and https://engage.vevent.com/rt/wells_fargo_ao~68962498. Cautionary Statement About Forward-Looking Statements This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. # # #